For More Information

Contact: James F. Oliviero

KSW, Inc., (718) 340-1409

joliviero@ksww.com

FOR IMMEDIATE RELEASE

KSW, INC. AWARDED

$16,000,000 PROJECT

Long Island City, New York – April 26, 2006 – KSW, Inc. (Over-The-Counter Bulletin Board: KSWW.OB).

KSW, Inc. announced today that it has been awarded a contract to furnish and install the HVAC systems in a mixed-use building along the Brooklyn waterfront. The former Watchtower Building will be converted into retail shops and luxury condominiums overlooking the New York Harbor. KSW has specialized in this type of conversion on multiple projects in lower Manhattan, including a project at 270 Broadway for the same owner. KSW’s work at this new project is valued at approximately $16,000,000, and will take 2 years to complete.

KSW’s CEO, Floyd Warkol, commented that “Our value engineering services enabled us to show the owner how to offer a first class HVAC system at the lowest practical cost.”

With this project, the Company’s current backlog of work is approximately $100,000,000.

About KSW

KSW, Inc., through its wholly-owned subsidiary, KSW Mechanical Services, Inc., furnishes and installs heating, ventilating and air conditioning (HVAC) systems and process piping systems for institutional, industrial, commercial, high-rise residential and public works projects. KSW Mechanical Services, Inc. also acts as Trade Manager on larger construction projects, such as the Weill Cornell Ambulatory Care Building and the Cardiovascular Center at New York Presbyterian Hospital.

Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward looking statements generally can be identified as statements that include phrases such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “foresee”, “likely”, “should”, “will” or other similar words or phrases. Such forward-looking statements concerning management’s expectations and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties, and other important factors that could cause actual results to differ materially from expectation of the Company include, among others, the outcome of the year-end audit and further internal review of the Company’s historical financial statements. All written and oral forward-looking statements of or attributable to the Company or persons acting on behalf of the Company are qualified in their entirety by such factors. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

Contact:

KSW, Inc.

James F. Oliviero

718-340-1409